UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☐	Preliminary Proxy Statement

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☐	Definitive Proxy Statement

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☐	Soliciting Material Pursuant to §240.14a-12

REALNETWORKS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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On August 8, 2016, RealNetworks, Inc. (the “Company”) filed a Definitive Proxy Statement relating to the Annual Meeting of Shareholders of the Company to be held on September 19, 2016 (the “Proxy Statement”), which contains a proposal submitted to the Company’s shareholders to approve amendments to the Company’s existing equity plans to permit a one-time voluntary stock option exchange program (the “Option Exchange Program”). In connection with the Option Exchange Program, the Company is providing herewith, as Exhibit A, the portion of a presentation relating to the Option Exchange Program, which was given to all Company employees at a town hall meeting on August 10, 2016.

The communication attached as an exhibit hereto does not constitute an offer to holders of eligible options to exchange such options. The Option Exchange Program described in the Proxy Statement has not commenced and will not commence unless shareholders approve the amendments to the Company’s existing equity plans to permit the Option Exchange Program. Even if the requisite shareholder approval is obtained, the Company may still decide later not to implement the Option Exchange Program. If the requisite shareholder approval is obtained and the Company determines to implement the Option Exchange Program, the Company will file a Tender Offer Statement on Schedule TO with the Securities and Exchange Commission upon the commencement of the Option Exchange Program. Persons who may be eligible to participate in the Option Exchange Program are urged to read the Tender Offer Statement on Schedule TO, including the offer to exchange and other related materials, when those materials become available because they will contain important information about the Option Exchange Program. The Company’s shareholders are also urged to read the Proxy Statement and any other relevant materials filed with the Securities and Exchange Commission as and when they become available and before making any voting decision regarding the Option Exchange Program, because they will contain important information about the proposal to be voted on by shareholders with respect to the Option Exchange Program. The Company’s shareholders and option holders will be able to obtain these written materials and other documents filed by the Company with the Securities and Exchange Commission free of charge from the Company’s website at www.realnetworks.com or from the Securities and Exchange Commission’s website at www.sec.gov.

Exhibit A	Presentation relating to the Option Exchange Program, given to all Company employees at a town hall meeting on August 10, 2016 (incorporated by reference from Exhibit 99.1 to the Tender Offer Statement filed by the Company on August 10, 2016).